Mourant Ozannes (Hong Kong) LLP 1002-1008 10/F Gloucester Tower Landmark 15 Queen's Road Central Hong Kong T +852 3995 5700 F + 852 3995 5799 Paul Christopher | Simon Lawrenson | Danielle Roman | Justine Lau | James Broad | Jessica Lee | Michael Popkin Mourant Ozannes (Hong Kong) LLP is a limited liability partnership under the Legal Practitioners Ordinance (Cap. 159) of Hong Kong and is registered and regulated by the Law Society of Hong Kong as a Foreign Law Firm. Further information about the partners and Mourant Ozannes (Hong Kong) LLP and other Mourant network members is available on our website: www.mourant.com mourant.com Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 (the Addressee) Date | 23 December 2025 Our ref | 8069941/255684976/2 Dear Addressee Prenetics Global Limited (the Company) We have acted as the Cayman Islands legal advisers to the Company in connection with the Documents (defined below) relating to the warrants (the Warrants) exercisable into shares of the Company (the Warrant Shares). This is our legal opinion relating to the Company and the Documents. This opinion is given on the basis that each Document has been executed by each party to it in substantially the same form as the last draft examined by us. 1. Documents, searches and definitions 1.1 We have reviewed a copy of each of the following documents for the purposes of this opinion: (a) a warrant exchange agreement to be made between the Company and the holder, as defined therein (the Warrant Exchange Agreement); (b) an instruction letter to be issued by the Company to the addressee; (c) a share purchase warrant to be entered into by the Company; (d) the Company's certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) that were adopted on 15 September 2021; (e) the resolutions in writing of the directors of the Company passed on 18 December 2025 (the Director Resolutions); (f) a certificate of good standing for the Company dated 22 December 2025 issued by the Registrar (the Certificate of Good Standing); and (g) the Company's register of members (the Register of Members), register of directors (the Register of Directors) and register of mortgages and charges (the Register of Charges). 1.2 We carried out a search of the Cayman Online Registry Information System, the Cayman Islands' General Registry's online database, in relation to the Company on 22 December 2025 (the CORIS Search).

1.3 We carried out a search of the Grand Court Register (defined below) in relation to the Company on 22 December 2025 (the Grand Court Search). 1.4 In this opinion: (a) agreement includes an agreement, deed or other instrument; (b) Companies Act means the Companies Act (as amended) of the Cayman Islands; (c) Company Records means the Certificate of Incorporation, the M&A, the Register of Members, the Register of Directors, the Register of Charges and the Certificate of Good Standing; (d) Documents means the documents listed in paragraphs 1.1(a) to 1.1(c) above, and Document means any of them; (e) execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered; (f) Grand Court means the Grand Court of the Cayman Islands; (g) Grand Court Register means the Register of Writs and Other Originating Process of the Grand Court maintained by the Clerk of the Grand Court made available in electronic format by the Cayman Islands' Judicial Administration; (h) insolvent means, in relation to the Company, that it is unable to pay its debts as they fall due; (i) Registrar means the Registrar of Companies in the Cayman Islands; and (j) signed means that a document has been duly signed or sealed. 2. Assumptions We have assumed (and have not independently verified) that: 2.1 each document examined by us: (a) whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and (b) was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us; 2.2 where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us; 2.3 in causing the Company to enter into each Document to which it is a party, each director of the Company: (a) acted honestly, in good faith and in what the director believed to be the best interests of the Company; (b) exercised the director's powers as a director for a proper purpose; and (c) exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4 each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document to which the Company is a party in accordance with the M&A; 2.5 the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded; 2.6 each document examined by us that has been signed by the Company: (a) has been signed by the person(s) authorised by the Company to sign it; and (b) has been dated and unconditionally delivered by the Company; 2.7 there are no documents or arrangements to which the Company is a party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, any Document to which it is a party; 2.8 the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any Document to which it is a party and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets; 2.9 at all times the affairs of the Company have been conducted in accordance with the Companies Act and the M&A; 2.10 the Company is not carrying on any activity which requires a licence under any regulatory laws (as defined in the Companies Act); 2.11 no monies paid to or for the account of any party under the Documents, or property received or disposed of by any party to the Documents, in each case, in connection with the Documents or the performance of the transactions contemplated by the Documents, represent or will represent proceeds of criminal conduct or criminal property (as defined in the Proceeds of Crime Act (as amended) of the Cayman Islands) or terrorist property (as defined in the Terrorism Act (as amended) of the Cayman Islands); 2.12 the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity; 2.13 each party to each Document (other than, as a matter of the laws of the Cayman Islands, the Companywhere it is a party) has: (a) the capacity and power; (b) taken all necessary action; and (c) obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document; 2.14 each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the Cayman Islands, the Company where it is a party); 2.15 the obligations of each party under each Document to which it is a party are legal, valid, binding and enforceable under all applicable laws other than the laws of the Cayman Islands; 2.16 none of our opinions will be affected by the laws or public policy of any foreign jurisdiction; 2.17 the choice of the governing law of each Document has been made in good faith;

2.18 the Addressee will not carry out any of its obligations under any Document to which it is a party in, or from within, the Cayman Islands; 2.19 the information disclosed by the Grand Court Search was at the time of the search, and continues to be, accurate and complete; 2.20 the Company Records were and remain at the date of this opinion accurate and complete 3. Opinion Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion. 3.1 Status: the Company is incorporated under the Companies Act, validly exists under the laws of the Cayman Islands as an exempted company and, on the date of issue of the Certificate of Good Standing, is in good standing with the Registrar. 3.2 Power, capacity and authorisation: the Company has the corporate power and capacity to enter into, and perform its obligations under, each Document to which it is a party and has taken the necessary corporate action to authorise its execution of, and performance of its obligations under, that Document. 3.3 No breach: the Company's execution of, and performance of its obligations under, each Document to which it is a party do not breach the M&A or any law or regulation of general application in the Cayman Islands. 3.4 No consents: no consent, licence, authorisation, permit, registration or approval of any governmental, administrative or judicial agency or authority of the Cayman Islands is required for the Company to execute, or perform its obligations under, any Document to which it is a party. 3.5 Valid allotment and issuance: the issue of the Warrants and the issue and allotment of the Warrant Shares will be duly authorised and when allotted, issued and exercised pursuant to the terms of the Warrants and as contemplated in the Warrant Exchange Agreement, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders). 3.6 Due execution: each Document to which the Company is a party has been signed on behalf of the Company. 3.7 Legal validity: the Company's obligations under each Document to which it is a party are legal, valid, binding and enforceable. 3.8 Registration requirements: it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence, of any Document that it be filed, recorded or registered at any governmental, administrative or other authority or court in the Cayman Islands. 3.9 No fees or stamp duty: there is no registration fee, stamp duty or other documentary charge required to be paid in the Cayman Islands in relation to any Document except that stamp duty will be payable on a Document if it is executed in, or an original copy is brought into, the Cayman Islands. 3.10 No withholding tax: the Company is not required by any law of the Cayman Islands to make any deduction or withholding from any payment it may make under any Document to which it is a party for, or on account of, any Cayman Islands tax. 3.11 Choice of law: the Grand Court will uphold, and give effect to, the law selected in each Document to govern it (subject to, in the case of a foreign law, proof of the relevant provisions of that law).

3.12 Submission to jurisdiction: where the Company has submitted to the jurisdiction of the courts specified in a Document to which it is a party, its submission is valid and binding. 3.13 No immunity: the Company is not entitled to claim immunity from any suit, execution, attachment or other process in the Cayman Islands on the grounds of sovereignty. 3.14 Foreign judgments (common law): a judgment of a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) (the Foreign Court) is not directly enforceable in the Cayman Islands. However, a final and conclusive judgment obtained against the Company in the Foreign Court will be recognised by the Grand Court as a cause of action for a debt and may be sued upon without re-examination of the issues if: (a) the Foreign Court had jurisdiction in the matter; (b) the Company either submitted to the jurisdiction of the Foreign Court or was resident and carrying on business in the jurisdiction and was duly served with process; (c) the judgment was not obtained by fraud; (d) the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on the Company; (e) recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and (f) the proceedings under which the judgment was obtained were not contrary to the principles of natural justice. 3.15 Grand Court Search: the Grand Court Search does not show any actions or petitions pending against the Company in the Grand Court at the time of our search. 4. Qualifications and observations This opinion is subject to the following qualifications and observations. 4.1 This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re- organisation, winding up, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors. 4.2 When the term enforceable or binding is used in paragraph 3 (Opinion) of this opinion, it means that an obligation is of a type that the Grand Court will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation: (a) enforcement may be prevented by statutory provisions relating to the setting aside of fraudulent or voidable preferences, undervalue transactions, voidable floating charges and disclaiming of onerous property; (b) enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy); (c) enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence; (d) contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party's legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e) provisions in an agreement or in a Cayman Islands company's memorandum or articles of association that fetter any statutory power may not be enforceable; (f) the Grand Court will not enforce the terms of an agreement if: (i) they are, or their performance would be, illegal or contrary to public policy in the Cayman Islands or in any other jurisdiction; or (ii) they would conflict with or breach applicable sanctions or exchange control regulations; (g) the Grand Court may not enforce the terms of an agreement: (i) for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the Grand Court or foreign courts or where the Grand Court or foreign courts have themselves made an order for costs; (ii) that constitute an agreement to negotiate or an agreement to agree; (iii) that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws; (iv) that seek to exclude the jurisdiction of the Grand Court; (v) that relate to confidentiality (which may be overridden by the requirements of legal process); (vi) that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or (vii) that permit the severance of illegal, invalid or unenforceable terms; (h) a judgment of the Grand Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so); (i) the Grand Court may refuse to allow unjust enrichment; (j) claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences; (k) the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and (l) where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself. 4.3 Under the Companies Act, the Company is deemed to be in good standing if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act. 4.4 Where a director of a Cayman Islands company fails to disclose an interest in a transaction entered into by the company, the transaction may be voidable. 4.5 The Grand Court may: (a) hold that despite any term of an agreement to the contrary:

(i) any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding; (ii) any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and (iii) any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and (b) imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by Cayman Islands law. 4.6 Where a foreign law is expressly selected to govern an agreement: (a) matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the Grand Court in accordance with Cayman Islands law; (b) the proprietary effects of the agreement may be determined by the Grand Court in accordance with the domestic law of the place where the relevant property is taken to be located; (c) the mode of performance of the agreement may be determined by the Grand Court in accordance with the law of the place of performance; and (d) that law may not be applied by the Grand Court to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so). 4.7 The Grand Court may: (a) stay or set aside proceedings where: (i) there is a more appropriate forum than the Cayman Islands where the action should be heard; (ii) earlier or concurrent proceedings have been commenced outside the Cayman Islands; or (iii) there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to Cayman Islands conflicts of laws rules; and (b) grant injunctions restraining the commencement or continuance of proceedings outside the Cayman Islands. 4.8 Where a Document is expressed to take effect prior to the date on which it was executed by the parties to it: (a) the rights and obligations of the parties under that Document will only come into effect once that Document is executed; and (b) the parties may agree (as a matter of contract between themselves only) that their rights and obligations under that Document will take effect prior to that date. However, in relation to third parties, that Document only takes effect from the date on which it was executed. 4.9 The Grand Court Search will not reveal (among other things) if:

(a) proceedings filed with the Grand Court have not been entered in the Grand Court Register or if proceedings have been filed after the Grand Court Search; (b) any application to the Grand Court for a winding-up petition or for the appointment of a receiver in respect of the Company has been prepared but not yet filed; (c) any proceedings against the Company have been threatened but not filed; (d) the Company is in voluntary liquidation; (e) a receiver had been appointed under a debenture or other security agreement in respect of the assets of the Company; or (f) the Company is a defendant or respondent to any arbitration proceedings. 4.10 Where an appointment of an attorney is expressed to be irrevocable, the appointment will only be irrevocable if it is given by way of deed or for valuable consideration to secure a proprietary interest of, or the performance of an obligation owed to, the attorney. 4.11 Cayman Islands law may not recognise the distinction between gross negligence and negligence and, to that extent, this opinion is qualified. 4.12 The obligations of a Cayman Islands entity may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council or sanctions imposed by Cayman Islands authorities under Cayman Islands legislation.1 4.13 A company or an exempted limited partnership that is a "private fund" (as defined in the Private Funds Act (as amended) of the Cayman Islands) is required to register with the Cayman Islands Monetary Authority within the timeframe specified by law, and to maintain such registration on an annual basis. If a private fund is not so registered, the ability of a private fund to accept capital contributions from investors in respect of investments may be affected. 5. Limitations 5.1 This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Company's entry into the Documents to which it is a party. 5.2 For the purposes of this opinion, we have only examined the documents listed in Schedule 2 (Documents) above and carried out the CORIS Search and the Grand Court Search. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document. 5.3 We offer no opinion: (a) on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion); (b) on any factual statement, financial or numerical computation, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion; (c) as to whether the parties to any Document will be able to perform their obligations under it; or (d) as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document. 1 The Cayman Islands sanctions regimes may impose asset freeze and restrictions on dealings in certain circumstances which could limit the ability to perform contracts or enforce security.

5.4 We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document. 5.5 We assume no obligation to advise the Addressee (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion. 6. Governing law This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion. 7. Reliance 7.1 This opinion is only addressed to, and for the benefit of, the Addressee. Except as permitted by paragraph 7.2 below, it may not, without our prior written consent, be disclosed to, used or relied upon by, any other person. 7.2 Subject to paragraph 7.3 below, we consent to a copy of this opinion being disclosed to: (a) the professional advisers of the Addressee (acting in that capacity); (b) any person to whom the Addressee is required to disclose a copy of this opinion: (i) by any applicable law or court order; (ii) under the rules or regulations of any regulatory authority; or (iii) in connection with any judicial proceedings. 7.3 Our consent to a copy of this opinion being disclosed to any person mentioned in paragraph 7.2 above is given on the basis that: (a) the disclosure is made solely to make that person aware that an opinion has been given and of its contents; (b) that person may not rely on this opinion and we do not assume any duty or liability to that person; and (c) in preparing this opinion we solely had regard to the interests of our client(s). Yours faithfully Mourant Ozannes (Hong Kong) LLP